Exhibit 23.1

DAVIDSON & COMPANY LLP		A Partnership of Incorporated Professionals
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of Bayswater Uranium Corporation (formerly Bayswater Ventures Ltd.) of our report dated June 20, 2007 appearing in the Registration Statement, and to the reference of us under the heading "Experts" in such Registration Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

May 28, 2008

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172